UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020

BLUE RIDGE BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-39165	54-1470908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1807 Seminole Trail Charlottesville, Virginia		22901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (540) 743-6521

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BRBS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2020, Gary R. Shook, the Chief Operating Officer and a member of the Board of Directors of Blue Ridge Bankshares, Inc. (the “Company”), and the President and Chief Banking Officer and a member of the Board of Directors of the Company’s wholly-owned bank subsidiary, Blue Ridge Bank, National Association (the “Bank”), notified the Boards of Directors of the Company and the Bank of his decision to resign from all positions held with the Company and the Bank effective as of the close of business on June 5, 2020. Following his departure from the Company and the Bank, Mr. Shook is expected to become the President and Chief Executive Officer and a member of the Boards of Directors of CBB Financial Corp. and Community Bankers’ Bank.

Brian K. Plum, the President and Chief Executive Officer of the Company and the Chief Executive Officer of the Bank, will assume the additional position of President of the Bank following Mr. Shook’s departure. Mr. Shook’s other positions with the Company and the Bank will not be immediately filled and his responsibilities will be divided among members of management of the Company and the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE BANKSHARES, INC.
(Registrant)

Date: May 29, 2020	By:	/s/ Amanda G. Story
Amanda G. Story
Chief Financial Officer